EXHIBIT 99.1

Media Relations Contact: Brian Ziel (831.439.5429) brian.ziel@seagate.com Investor Relations Contact: Rod Cooper (831.439.2371) rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL SECOND QUARTER 2007 RESULTS

- Revenue grows 30%

- Maxtor transition complete

- Ships record 41 million units, 10 million based on perpendicular recording

SCOTTS VALLEY, CA – January 23, 2007 – Seagate Technology (NYSE: STX) today reported revenue of $3.0 billion, GAAP net income of $140 million, and diluted earnings per share of $0.23 for the quarter ended December 29, 2006. Included in the $3.0 billion of revenue is approximately $200 million from legacy Maxtor designed products. Net income and diluted earnings per share includes approximately $76 million of charges directly associated with the Maxtor acquisition and $19 million for the early retirement of the 8% notes. Excluding these charges, non-GAAP net income and diluted earnings per share were $236 million and $0.39.

For the six months ended December 29, 2006 Seagate reported revenue of $5.8 billion, GAAP net income of $159 million and diluted earnings per share of $0.27. Net income and diluted earnings per share includes charges of approximately $158 million directly associated with the Maxtor acquisition, $19 million for the early retirement of the 8% notes and a $3 million favorable adjustment to the restructuring reserve. Excluding these charges, non-GAAP net income and diluted earnings per share were $333 million and $0.56.

Adjustments made to GAAP net income and diluted earnings per share can be found with the financial statements included with this press release.

“Seagate just delivered the industry’s first $3 billion quarter, and 30% growth over our year-ago quarter,” said Bill Watkins, Seagate’s chief executive officer. “These results are driven by the explosive growth in digital content and the resulting growth in demand for storage, as well as by our ability to deliver a broadening suite of products to a growing set of customers. This solid quarter reflects better than expected desktop pricing during the quarter, the successful transition of Maxtor customers to more cost-effective, higher margin Seagate products, and continued operational excellence. With the Maxtor integration substantially complete and exciting new products hitting the market in the current quarter, Seagate is on a path to further increase profitability in the traditionally slower back half of the fiscal year.

“During the December quarter, we shipped a record 7 million disc drives for consumer electronics applications, increased our shipments into the mobile compute market by 52% year-over-year, and continued to solidify our substantial lead in the enterprise and desktop markets. Additional highlights of the quarter include the start of OEM qualification of Seagate’s 1.8-inch products; the successful launch of the re-branded Seagate and Maxtor external storage products which included four new Seagate external storage solutions; and the expansion of Seagate’s services business with the announced acquisition of EVault, Inc. Our employees have much to be proud of as I believe Seagate’s product and operational execution, as well as the company’s market presence and visibility, have never been stronger. We have laid the foundation for continued success and growing profitability in 2007.”

Additional information relating to the financial results for the second fiscal quarter of 2007 can be found online at seagate.com.

Business Outlook

For fiscal year 2007, excluding acquisition related costs but including Maxtor’s operating results, Seagate expects $11.5-11.7 billion in revenue and $1.70-1.75 for Non-GAAP diluted earnings per share. Including approximately $234 million of expected acquisition related costs, $19 million of fees associated with the early redemption of the 8% notes and a favorable adjustment to restructuring reserves of $3 million, GAAP diluted earnings per share would be $1.27-$1.32.

For the March quarter, Seagate expects to report revenue of $2.9-3.0 billion, and diluted earnings per share of $0.56-0.60, excluding acquisition and restructuring related costs. GAAP diluted earnings per share for the March quarter, including approximately $40 million of expected acquisition related costs would be $0.49-0.53.

Dividend and Stock Repurchase

The company has declared a quarterly dividend of $0.10 per share to be paid on or before February 16, 2007 to all common shareholders of record as of February 2, 2007.

During the quarter ended December 29, 2006, the company purchased and took delivery of approximately 23 million of its common shares. Most of these shares were purchased late in the quarter and had a minimal affect on the average outstanding share calculation. Subsequent to December 29, 2006, the company took delivery of an additional 13 million common shares, which were paid for in the second fiscal quarter. The company has authorization to purchase approximately $1.4 billion of additional shares under the current stock repurchase program.

Conference Call

Seagate will hold a conference call to review the fiscal second quarter results at 2:00 p.m. Pacific Time today. The conference call can be accessed online at seagate.com or by phone as follows:

USA & Canada: (877) 223-6202

International: (706) 679-3742

Replay

A replay will be available beginning January 23 at 5 p.m. Pacific Time through January 30 at 8:59 p.m. Pacific Time. The replay can be accessed from seagate.com or by phone as follows:

USA: (800) 642-1687

International: (706) 645-9291

Conference ID: 5770893

Podcast

A podcast featuring Bill Watkins discussing Seagate’s performance during the quarter and the outlook going forward can be heard and downloaded from http://www.podtech.net/seagate beginning at 2:00 p.m. Pacific Time.

About Seagate

Seagate is the worldwide leader in the design, manufacture and marketing of hard disc drives, providing products for a wide-range of applications, including Enterprise, Desktop, Mobile Computing, Consumer Electronics and Branded Solutions. Seagate’s business model leverages technology leadership and world-class manufacturing to deliver industry-leading innovation and quality to its global customers, and to be the low cost producer in all markets in which it participates. The company is committed to providing award-winning products, customer support and reliability to meet the world’s growing demand for information storage. Seagate can be found around the globe and at www.seagate.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the company’s future financial performance, including expected revenue and earnings, price and product competition, customer demand for our products, and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control. In particular, such risks and uncertainties include the impact of the variable demand and the aggressive pricing environment for disc drives; dependence on the company’s ability to successfully qualify, manufacture and sell in increasing volumes on a cost-effective basis and with acceptable quality its disc drive products, particularly the new disc drive products with lower cost structures and which address the 1.8-inch form factor; the impact of competitive product announcements and possible excess industry supply with respect to particular disc drive products, particularly now that there are no material limitations on disc drive component supply for our competitors; the impact of the acquisition of Maxtor on the company’s financial results, including without limitation due to charges associated with restructuring, purchase accounting and other related transaction costs; and the possibility that the combination of Seagate and Maxtor will not provide the anticipated benefits to the combined company on the projected timeline, if at all. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on September 11, 2006 and in the company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on November 7, 2006. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

# # #

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	December 29, 2006	June 30, 2006 (a)
ASSETS
Cash and cash equivalents	$1,096	$910
Short-term investments	464	823
Accounts receivable, net	1,251	1,445
Inventories	771	891
Other current assets	410	264

Total Current Assets	3,992	4,333

Property, equipment and leasehold improvements, net	2,240	2,106
Goodwill	2,317	2,475
Other intangible assets	231	307
Other assets, net	498	323

Total Assets	$9,278	$9,544

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$1,425	$1,692
Accrued employee compensation	188	385
Accrued restructuring	52	210
Accrued expenses, other	744	648
Accrued income taxes	76	72
Current portion of long-term debt	330	330

Total Current Liabilities	2,815	3,337

Accrued restructuring	21	23
Other liabilities	327	332
Long-term debt, less current portion	1,738	640

Total Liabilities	4,901	4,332

Shareholders’ Equity	4,377	5,212

Total Liabilities and Shareholders’ Equity	$9,278	$9,544

(a)	The information in this column was derived from the Company’s audited consolidated balance sheet as of June 30, 2006.

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 29, 2006	December 30, 2005	December 29, 2006	December 30, 2005
Revenue	$2,996	$2,300	$5,788	$4,388

Cost of revenue	2,450	1,709	4,800	3,262
Product development	226	199	470	378
Marketing and administrative	141	108	320	195
Amortization of intangibles	12	—	23	—
Restructuring, net	1	—	(3)	4

Total operating expenses	2,830	2,016	5,610	3,839

Income from operations	166	284	178	549

Interest income	25	14	44	29
Interest expense	(55)	(11)	(74)	(24)
Other, net	9	4	11	9

Other income (expense), net	(21)	7	(19)	14

Income before income taxes	145	291	159	563
Provision for income taxes	5	4	—	4

Net income	$140	$287	$159	$559

Net income per share:
Basic	$0.25	$0.60	$0.28	$1.16
Diluted	0.23	0.57	0.27	1.10
Number of shares used in per share calculations:
Basic	571	482	573	480
Diluted	598	507	600	506

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

RECONCILIATION OF GAAP TO NON-GAAP INFORMATION

(In millions, except per share data)

(Unaudited)

	Three Months Ended December 29, 2006
	GAAP	Non-GAAP Adjustments	Notes	Non-GAAP
Revenue	$2,996	$—		$2,996

Cost of revenue	2,450	(49)	A,B,C,D	2,401
Product development	226	(10)	B,C	216
Marketing and administrative	141	(7)	B,C	134
Amortization of intangibles	12	(12)	A	—
Restructuring, net	1	(1)	E	—

Total operating expenses	2,830	(79)		2,751

Income from operations	166	79		245

Interest income	25	—		25
Interest expense	(55)	20	F,G	(35)
Other, net	9	—		9

Other income (expense), net	(21)	20		(1)

Income before income taxes	145	99		244
Provision for income taxes	5	3	H	8

Net income	$140	$96		$236

Net income per share:
Basic	$0.25			$0.41
Diluted	0.23			0.39
Number of shares used in per share calculations:
Basic	571			571
Diluted	598	0	I	598

The non-GAAP financial measures provided herein exclude the impact of the following:

•	amortization of intangibles acquired in the Maxtor acquisition;

•	amortization of unearned stock-based compensation related to the Maxtor acquisition;

•	integration and retention costs related to the Maxtor acquisition;

•	settlement of customer compensatory claims relating to legacy Maxtor products;

•	restructuring charges;

•	charges related to the redemption of Seagate’s $400 million 8% Notes;

•	interest expense related to purchase accounting treatment for fair market value lease amortization and the related tax effects of these items.

We believe these non-GAAP measures are useful to investors because they provide an alternative method for measuring the operating performance of the Company’s business and for enhancing comparability to prior periods, excluding the impact of the factors identified above. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Footnotes

A	To exclude amortization of intangibles acquired in the Maxtor acquisition ($28 million in Cost of revenue and $12 million in Amortization of intangibles)
B	To exclude unearned stock-based compensation expense related to the acquisition of Maxtor ($1 million in Cost of revenue; $4 million in Product development and $2 million in Marketing and administrative)
C	To exclude integration and retention costs related to the Maxtor acquisition ($2 million in Cost of revenue; $6 million in Product development and $5 million in Marketing and administrative)
D	To exclude the settlement of $18 million in customer compensatory claims relating to legacy Maxtor products
E	To exclude restructuring charges
F	To exclude charges of $19 million related to the redemption of Seagate’s $400 million 8% Notes
G	To exclude interest expense related to purchase accounting treatment for fair market value lease amortization
H	To exclude the tax effects of footnote C
I	To adjust dilutive shares calculated using the treasury stock method

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

RECONCILIATION OF GAAP TO NON-GAAP INFORMATION

(In millions, except per share data)

(Unaudited)

	Six Months Ended December 29, 2006
	GAAP	Non-GAAP Adjustments	Notes	Non-GAAP
Revenue	$5,788	$—		$5,788

Cost of revenue	4,800	(91)	J,K,L,M	4,709
Product development	470	(32)	K,L	438
Marketing and administrative	320	(20)	K,L	300
Amortization of intangibles	23	(23)	J	—
Restructuring, net	(3)	3	N	—

Total operating expenses	5,610	(163)		5,447

Income from operations	178	163		341

Interest income	44	—		44
Interest expense	(74)	22	O,P	(52)
Other, net	11	—		11

Other income (expense), net	(19)	22		3

Income before income taxes	159	185		344
Provision for income taxes	—	11	Q	11

Net income	$159	$174		$333

Net income per share:
Basic	$0.28			$0.58
Diluted	0.27			0.56
Number of shares used in per share calculations:
Basic	573			573
Diluted	600	0	R	600

The non-GAAP financial measures provided herein exclude the impact of the following:

•	amortization of intangibles acquired in the Maxtor acquisition;

•	amortization of unearned stock-based compensation related to the Maxtor acquisition;

•	integration and retention costs related to the Maxtor acquisition;

•	settlement of customer compensatory claims relating to legacy Maxtor products;

•	restructuring charges;

•	charges related to the redemption of Seagate’s $400 million 8% Notes;

•	interest expense related to purchase accounting treatment for fair market value lease amortization and the related tax effects of these items.

We believe these non-GAAP measures are useful to investors because they provide an alternative method for measuring the operating performance of the Company’s business and for enhancing comparability to prior periods, excluding the impact of the factors identified above. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Footnotes

J	To exclude amortization of intangibles acquired in the Maxtor acquisition ($52 million in Cost of revenue and $23 million in Amortization of intangibles)
K	To exclude unearned stock-based compensation expense related to the acquisition of Maxtor ($3 million in Cost of revenue; $12 million in Product development and $6 million in Marketing and administrative)
L	To exclude integration and retention costs related to the Maxtor acquisition ($18 million in Cost of revenue; $20 million in Product development and $14 million in Marketing and administrative)
M	To exclude the settlement of $18 million in customer compensatory claims related to legacy Maxtor products
N	To exclude restructuring charges
O	To exclude charges of $19 million related to the redemption of Seagate’s $400 million 8% Notes
P	To exclude interest expense related to purchase accounting treatment for fair market value lease amortization
Q	To exclude the tax effects of footnote L
R	To adjust dilutive shares calculated using the treasury stock method

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Six Months Ended
	December 29, 2006	December 30, 2005
OPERATING ACTIVITIES
Net income	$159	$559
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	414	286
Stock-based compensation	69	36
Allowance for doubtful accounts receivable	42	—
Redemption charges on 8% Notes	19	—
Tax benefit from stock options	—	(14)
Other non-cash operating activities, net	1	4
Changes in operating assets and liabilities:
Current assets and liabilities	(431)	(70)
Other assets and liabilities	28	(33)

Net cash provided by operating activities	301	768

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(466)	(353)
Proceeds from sale of fixed assets	28	—
Purchases of short-term investments	(322)	(1,911)
Maturities and sales of short-term investments	687	2,015
Other acquisitions, net of cash acquired	—	(28)
Other investing activities, net	(29)	(105)

Net cash used in investing activities	(102)	(382)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	1,477	—
Repayment of long-term debt	(400)	(340)
Redemption premium on 8% Notes	(16)	—
Issuance of common shares for employee stock plans	104	38
Dividends to shareholders	(104)	(76)
Tax benefit from stock options	—	14
Repurchases of common stock	(1,075)	—
Other financing activities, net	1	—

Net cash used in financing activities	(13)	(364)

Increase in cash and cash equivalents	186	22
Cash and cash equivalents at the beginning of the period	910	746

Cash and cash equivalents at the end of the period	$1,096	$768